Exhibit 99.1

Press Release
iStar Announces First Quarter 2016 Results

◦	Adjusted income allocable to common shareholders was $3 million, or $0.04 per diluted common share.

◦	Repurchased 5.8 million shares of common stock during the first quarter.

◦	Company repaid $261 million of bonds with cash on hand and issued $275 million of new notes to refinance other 2016 maturities.

NEW YORK, May 3, 2016

iStar (NYSE: STAR) today reported results for the first quarter ended March 31, 2016.

First Quarter 2016 Results

iStar reported adjusted income allocable to common shareholders for the first quarter of $3.1 million, or $0.04 per diluted common share, versus $8.5 million, or $0.10 per diluted common share for the first quarter 2015.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income and reconciliation to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the first quarter was $(21.2) million, or $(0.27) per diluted common share, compared to a loss of $(22.6) million, or $(0.26) per diluted common share for the first quarter 2015.

Capital Markets

The Company continued its stock repurchase activity, completing open market purchases during the first quarter of 5.8 million shares for $58.1 million or an average of $9.94 per share.

In March, the Company repaid its $261.4 million of 5.875% Senior Unsecured Notes at maturity using available cash. In addition, in March the Company issued $275.0 million of 6.50% Senior Unsecured Notes due July 2021. Proceeds from the offering were used to repay $5.0 million of the Company's secured revolving facility, pay related financing costs and, subsequent to the end of the quarter, repay in full its $265.0 million of Senior Unsecured Notes due July 2016.

The Company’s weighted average cost of debt for the first quarter was 5.5%. The Company’s leverage was 2.2x at the end of the quarter, within the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Investment Activity

During the quarter, iStar funded a total of $147.8 million associated with new investments, prior financing commitments and ongoing development. In addition, the portfolio generated $131.8 million of repayments and sales over the same period.

At March 31, the Company had $591.2 million of unrestricted cash, of which the Company used $265.0 million subsequent to the end of the quarter to repay in full its Senior Unsecured Notes due July 2016.

Portfolio Overview

At March 31, 2016, the Company’s portfolio totaled $5.11 billion, which is gross of $468.5 million of accumulated depreciation and $36.6 million of general loan loss reserves.

Real Estate Finance

At March 31, 2016, the Company’s real estate finance portfolio totaled $1.67 billion, gross of general loan loss reserves. The portfolio included $1.61 billion of performing loans with a weighted average maturity of 2.2 years. The performing loans were comprised of 59% first mortgages / senior loans and 41% mezzanine / subordinated debt. The performing loans had a weighted average last dollar loan-to-value ratio of 68% and generated an 8.5% yield for the quarter. The Company invested $94.3 million and received $79.7 million of proceeds within its real estate finance portfolio during the quarter.

At March 31, 2016, the Company’s non-performing loans (NPLs) had a carrying value of $68.3 million. The Company recorded a $1.5 million provision for loan losses during the quarter. At March 31, 2016, loan loss reserves totaled $109.7 million, comprised of $36.6 million of general reserves and $73.1 million of asset specific reserves.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.55 billion, gross of $382.5 million of accumulated depreciation. During the quarter, the Company sold net lease assets for proceeds of $10.6 million and recorded gains of $4.9 million.

The Company’s net lease portfolio totaled 18 million square feet across 33 states. Occupancy for the portfolio was 96.6% at the end of the quarter, with a weighted average remaining lease term of 14.6 years. The net lease portfolio generated an unleveraged yield of 7.9% for the quarter.

Operating Properties

At the end of the quarter, iStar's operating properties portfolio totaled $702.5 million, gross of $79.7 million of accumulated depreciation, and was comprised of $570.8 million of commercial and $131.7 million of residential real estate properties. During the quarter, the Company invested $18.2 million within its operating properties portfolio and received $25.5 million of proceeds from sales.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $26.0 million of revenue offset by $18.6 million of expenses during the quarter. iStar generally seeks to reposition these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts resulting in value realization upon sale.

At the end of the quarter, the Company had $140.9 million of stabilized commercial operating properties that were 85% leased and generated an unleveraged yield of 8.5% for the quarter. The remainder of the commercial operating portfolio was comprised of $429.9 million of transitional properties that were 66% leased and generated an unleveraged yield of 3.5% for the quarter. iStar is actively working to lease up and stabilize these properties.

During the quarter, the Company executed commercial operating property leases covering approximately 400,000 square feet.

Residential Operating Properties

At the end of the quarter, the residential operating portfolio was comprised of condominium units generally located within luxury projects in major U.S. cities. During the quarter, iStar sold 19 condominium units, resulting in $19.7 million of proceeds and recorded $5.1 million of income. In addition, the Company recorded $2.6 million of expenses on its condominiums, primarily associated with carry costs.

Land & Development

At the end of the quarter, the Company’s land & development portfolio totaled $1.13 billion, with seven projects in production, 10 in development and 13 in the pre-development phase. These projects are collectively entitled for approximately 30,000 lots and units.

For the quarter, the Company's land and development portfolio generated $14.9 million of revenues, offset by $11.6 million of cost of sales, plus $6.7 million of earnings from land development equity method investments. This resulted in total gross margin and earnings from equity method investments of $10.0 million compared to $4.0 million for the same period last year. During the quarter, the Company invested $34.2 million in its land portfolio.

The Company has continued to make progress on its land development portfolio, highlighted by two high-profile projects:

Coney Island Concert Hall and Amphitheater
Construction is nearing completion on iStar’s 5,000-seat concert amphitheater and public park along the boardwalk in Coney Island. In addition, work continues on the renovation of the historic Childs building, transforming it into a 60,000 square foot bar, restaurant and event space adjacent to the amphitheater that will serve as a year round anchor to the on-going Coney Island renaissance. Upon completion, iStar will enter into a long-term operating lease with the city, and has partnered with Live Nation and Brooklyn Sports and Entertainment to provide full year programming and management. Currently over 40 concerts and events have already been booked for this summer, including kick-off concerts featuring Sting, Peter Gabriel and Ziggy Marley. The opening of the amphitheater, park and Childs building are part of the Company’s larger strategy to accelerate development on its adjacent land holdings, currently targeted for over one million square feet of residential housing.

The Asbury at Asbury Park
Construction is also nearing completion on The Asbury, iStar’s highly anticipated 110-room hotel/multi-venue adult playground in Asbury Park, NJ. The Asbury includes an outdoor movie theater and nightclub on two separate roof decks, indoor and outdoor event spaces, an integrated lobby bar, lounge and gameroom and an outdoor biergarten and pool party space. The Asbury represents an important milestone in iStar’s plan to accelerate Asbury Park’s rebirth as one of the great beach cities on the East Coast, and is a key amenity for the approximately 30 acres of ocean and waterfront land iStar controls, capable of supporting over two thousand new residential units.
Annual Meeting

The Company will host its Annual Meeting of Shareholders at the Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036 on Wednesday, May 18, 2016 at 9:00 a.m. ET. All shareholders are cordially invited to attend.

• • •

iStar (NYSE: STAR) finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. Building on over two decades of experience and more than $35 billion of transactions, iStar brings uncommon capabilities and new ways of thinking to commercial real estate and adapts its investment strategy to changing market conditions. The Company is structured as a real estate investment trust (“REIT”), with a diversified portfolio focused on larger assets located in major metropolitan markets.

iStar will hold a quarterly earnings conference call at 10:00 a.m. ET today, May 3, 2016. This conference call will be broadcast live over the internet and can be accessed by all interested parties through iStar’s website, www.istar.com. To listen to the live call, please go to the website’s “Investor” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on iStar's website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar SEC reports.

Company Contacts:
David M. DiStaso, Chief Financial Officer
Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas
New York, NY 10036
(212) 930-9400
investors@istar.com

iStar
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
REVENUES
Operating lease income	$54,937	$59,139
Interest income	33,219	34,896
Other income	11,541	10,564
Land development revenue	14,947	8,258
Total revenues	$114,644	$112,857
COST AND EXPENSES
Interest expense	$57,021	$54,632
Real estate expense	34,305	39,634
Land development cost of sales	11,575	6,891
Depreciation and amortization	14,708	18,501
General and administrative(1)	23,102	20,753
Provision for (recovery of) loan losses	1,506	4,293
Impairment of assets	—	—
Other expense	740	2,123
Total costs and expenses	$142,957	$146,827
Income (loss) before other items	$(28,313)	$(33,970)
Income from sales of real estate	10,458	21,156
Earnings from equity method investments	8,267	6,547
Income tax (expense) benefit	414	(5,878)
Loss on early extinguishment of debt	(125)	(168)
Net income (loss)	$(9,299)	$(12,313)
Net (income) loss attributable to noncontrolling interests	942	1,841
Net income (loss) attributable to iStar	$(8,357)	$(10,472)
Preferred dividends	(12,830)	(12,830)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	—	749
Net income (loss) allocable to common shareholders	$(21,187)	$(22,553)
_______________________________________________________________________________
(1) For the three months ended March 31, 2016 and 2015, includes $4,577 and $3,238 of stock-based compensation expense, respectively.
(2) HPU Holders were current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. On August 13, 2015, the Company repurchased and retired 100% of the outstanding HPU shares through an exchange offer. Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company's LTIP who are eligible to participate in dividends.

iStar
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations attributable to iStar(1)(2)
Basic and Diluted	$(0.27)	$(0.26)
Net income (loss)
Basic and Diluted	$(0.27)	$(0.26)
Adjusted income
Basic and Diluted	$0.04	$0.10
Weighted average shares outstanding
Basic	77,060	85,497
Diluted (for net income per share)	77,060	85,497
Diluted (for adjusted income per share)	77,428	97,454
Common shares outstanding at end of period	75,441	85,520
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss attributable to noncontrolling interests and income from sales of real estate.
(2) On August 13, 2015, the Company repurchased and retired 100% of the outstanding high performance unit (HPU) shares through an exchange offer.

iStar
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	March 31, 2016	December 31, 2015
ASSETS

Real estate
Real estate, at cost	$2,040,779	$2,050,541
Less: accumulated depreciation	(462,179)	(456,558)
Real estate, net	$1,578,600	$1,593,983
Real estate available and held for sale	132,395	137,274
	$1,710,995	$1,731,257
Land and development, net	1,024,434	1,001,963
Loans receivable and other lending investments, net	1,637,387	1,601,985
Other investments	233,990	254,172
Cash and cash equivalents	591,181	711,101
Accrued interest and operating lease income receivable, net	16,020	18,436
Deferred operating lease income receivable	98,861	97,421
Deferred expenses and other assets, net	179,310	181,457
Total assets	$5,492,178	$5,597,792

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$202,963	$214,835
Loan participations payable, net	154,111	152,086
Debt obligations, net	4,110,730	4,118,823
Total liabilities	$4,467,804	$4,485,744

Redeemable noncontrolling interests	$8,981	$10,718

Total iStar shareholders' equity	$980,109	$1,059,112
Noncontrolling interests	35,284	42,218
Total equity	$1,015,393	$1,101,330

Total liabilities and equity	$5,492,178	$5,597,792

iStar
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2016
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$35,750	$19,081	$106	$—	$54,937
Interest income	33,219	—	—	—	—	33,219
Other income	1,297	80	7,344	1,065	1,755	11,541
Land development revenue	—	—	—	14,947	—	14,947
Earnings from equity method investments	—	946	(142)	6,661	802	8,267
Income from sales of real estate	—	4,928	5,530	—	—	10,458
Total revenue and other earnings	$34,516	$41,704	$31,813	$22,779	$2,557	$133,369
Real estate expense	—	(4,508)	(21,120)	(8,677)	—	(34,305)
Land development cost of sales	—	—	—	(11,575)	—	(11,575)
Other expense	86	—	—	—	(826)	(740)
Allocated interest expense	(14,702)	(16,236)	(6,620)	(8,359)	(11,104)	(57,021)
Allocated general and administrative(1)	(3,831)	(4,296)	(1,870)	(3,270)	(5,258)	(18,525)
Segment profit (loss)	$16,069	$16,664	$2,203	$(9,102)	$(14,631)	$11,203
_______________________________________________________________________________
(1) Excludes $4,577 of stock-based compensation expense.

AS OF MARCH 31, 2016
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,481,989	$558,790	$—	$—	$2,040,779
Less: accumulated depreciation	—	(382,501)	(79,678)	—	—	(462,179)
Real estate, net	$—	$1,099,488	$479,112	$—	$—	$1,578,600
Real estate available and held for sale	—	717	131,678	—	—	132,395
Total real estate	$—	$1,100,205	$610,790	$—	$—	$1,710,995
Land and development, net	—	—	—	1,024,434	—	1,024,434
Loans receivable and other lending investments, net	1,637,387	—	—	—	—	1,637,387
Other investments	—	68,043	12,033	96,173	57,741	233,990
Total portfolio assets	$1,637,387	$1,168,248	$622,823	$1,120,607	$57,741	$4,606,806
Cash and other assets						885,372
Total assets						$5,492,178

iStar
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
ADJUSTED INCOME (1)
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(21,187)	$(22,553)
Add: Depreciation and amortization	17,172	20,072
Add: Provision for (recovery of) loan losses	1,506	4,293
Add: Impairment of assets	915	4,337
Add: Stock-based compensation expense	4,577	3,238
Add: Loss on early extinguishment of debt	125	168
Less: HPU/Participating Security allocation	(2)	(1,032)
Adjusted income allocable to common shareholders	$3,106	$8,523
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively.

iStar
Supplemental Information
(In thousands)
(unaudited)

Twelve Months Ended March 31, 2016
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - trailing twelve months (A)	$83,626
Average total assets (B)	$5,611,742
Expense Ratio (A) / (B)	1.5%

As of
March 31, 2016
Leverage
Book debt	$4,110,730
Less: Cash and cash equivalents	(591,181)
Net book debt (C)	$3,519,549

Book equity	$1,015,393
Add: Accumulated depreciation and amortization(1)	524,010
Add: General loan loss reserves	36,600
Sum of book equity, accumulated D&A and general loan loss reserves (D)	$1,576,003
Leverage (C) / (D)	2.2x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(2)	$4,583,979
Unsecured debt (F)	$3,334,722
Unencumbered Assets / Unsecured Debt (E) / (F)	1.4x
_______________________________________________________________________________
(1) Accumulated depreciation and amortization includes iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.
(2) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar
Supplemental Information
(In thousands)
(unaudited)

			As of
			March 31, 2016
UNFUNDED COMMITMENTS

Performance-based commitments			$789,220
Strategic investments			45,978
Discretionary fundings			5,000
Total Unfunded Commitments			$840,198

LOAN RECEIVABLE CREDIT STATISTICS	As of
	March 31, 2016		December 31, 2015

Carrying value of NPLs /
As a percentage of total carrying value of loans	$68,349	4.3%	$60,327	3.9%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$109,671	6.4%	$108,165	6.6%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2016(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Land & Development	$45	$—	$—	$1,127	$1,172	23%
Office / Industrial	157	847	133	—	1,137	22%
Mixed Use / Collateral	580	—	257	—	837	16%
Hotel	349	137	55	—	541	11%
Entertainment / Leisure	—	501	—	—	501	10%
Condominium	270	—	132	—	402	8%
Retail	67	57	126	—	250	5%
Other Property Types	206	9	—	—	215	4%
Strategic Investments	—	—	—	—	57	1%
Total	$1,674	$1,551	$703	$1,127	$5,112	100%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Northeast	$1,006	$383	$—	$251	$1,640	32%
West	84	402	58	364	908	18%
Southeast	135	235	276	147	793	16%
Mid-Atlantic	169	139	151	204	663	13%
Southwest	53	170	146	149	518	10%
Central	164	80	58	5	307	6%
Various	63	142	14	7	226	4%
Strategic Investments	—	—	—	—	57	1%
Total	$1,674	$1,551	$703	$1,127	$5,112	100%
_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.